FOR IMMEDIATE RELEASE
January 31, 2025

Revvity Announces Financial Results for the Fourth Quarter and Full Year of 2024

•Fourth quarter revenue of $729 million; 5% reported growth; 6% organic growth
•Fourth quarter GAAP EPS of $0.78; Adjusted EPS from continuing operations of $1.42
•Initiates full year 2025 guidance

WALTHAM, Mass. -- Revvity, Inc. (NYSE: RVTY) today reported financial results for the fourth quarter and full year ended December 29, 2024.

Fourth Quarter 2024

The Company reported GAAP earnings per share of $0.78, as compared to $0.64 in the same period a year ago. GAAP revenue for the quarter was $729 million, as compared to $696 million in the same period a year ago. GAAP operating income from continuing operations for the quarter was $119 million, as compared to $77 million for the same period a year ago. GAAP operating profit margin from continuing operations was 16.3% as a percentage of revenue, as compared to 11.1% in the same period a year ago.

Adjusted earnings per share from continuing operations for the quarter was $1.42, as compared to $1.25 in the same period a year ago. Adjusted revenue for the quarter was $730 million, as compared to $696 million in the same period a year ago. Adjusted operating income was $221 million, as compared to $192 million for the same period a year ago. Adjusted operating profit margin was 30.3% as a percentage of adjusted revenue, as compared to 27.5% in the same period a year ago.

Full Year 2024

The Company reported GAAP earnings per share of $2.20 in 2024, as compared to $5.55 in 2023. GAAP revenue for the year was $2,755 million, as compared to $2,751 million in 2023. GAAP operating income from continuing operations for the year was $347 million, as compared to $301 million for 2023. GAAP operating profit margin from continuing operations for the year was 12.6% as a percentage of revenue, as compared to 10.9% in 2023.

Adjusted earnings per share from continuing operations for the year was $4.90, as compared to $4.65 in 2023. Adjusted revenue for the year was $2,756 million, as compared to $2,751 million in 2023. Adjusted operating income for the year was $779 million, as compared to $770 million in 2023. Adjusted operating profit margin for the year was 28.3% as a percentage of adjusted revenue, as compared to 28.0% in 2023.

Adjustments for the Company’s non-GAAP financial measures have been noted in the attached reconciliations.

“We finished last year on a strong note positioning us well as we head into 2025,” said Prahlad Singh, president and chief executive officer of Revvity. “I am confident that the full potential of Revvity will be even more externally apparent as we move through this year following the significant transformation our business has undergone over the last several years.”

Financial Overview by Reporting Segment for the Fourth Quarter and Full Year 2024

Life Sciences
•Fourth quarter 2024 revenue was $336 million, as compared to $320 million in the same period a year ago. Reported revenue increased 5% and organic revenue increased 5% as compared to the same period a year ago.

•Full year 2024 revenue was $1,254 million, as compared to $1,292 million in 2023. Reported revenue decreased 3% and organic revenue decreased 3% as compared to the same period a year ago.

•Fourth quarter 2024 adjusted operating income was $131 million, as compared to $118 million in the same period a year ago. Adjusted operating profit margin was 38.9% as a percentage of adjusted revenue, as compared to 36.9% in the same period a year ago.

•Full year 2024 adjusted operating income was $448 million, as compared to $489 million in 2023. Adjusted operating profit margin was 35.7% as a percentage of adjusted revenue, as compared to 37.9% in 2023.

Diagnostics
•Fourth quarter 2024 revenue was $393 million, as compared to $376 million in the same period a year ago. Reported revenue increased 4% and organic revenue increased 6% as compared to the same period a year ago.

•Full year 2024 revenue was $1,502 million, as compared to $1,459 million in 2023. Reported revenue increased 3% and organic revenue increased 4% as compared to the same period a year ago.

•Fourth quarter 2024 adjusted operating income was $98 million, as compared to $80 million in the same period a year ago. Adjusted operating profit margin was 25.0% as a percentage of adjusted revenue, as compared to 21.1% in the same period a year ago.

•Full year 2024 adjusted operating income was $373 million, as compared to $321 million in 2023. Adjusted operating profit margin was 24.9% as a percentage of adjusted revenue, as compared to 22.0% in 2023.

Initiates Full Year 2025 Guidance

For the full year 2025, the Company forecasts total revenue of $2.80-$2.85 billion and adjusted earnings per share of $4.90-$5.00.

Guidance for the full year 2025 for adjusted EPS is provided on a non-GAAP basis and cannot be reconciled to the closest GAAP measure without unreasonable effort due to the unpredictability of the amounts and timing of events affecting the items the Company excludes from this non-GAAP measure. The timing and amounts of such events and items could be material to the Company’s results prepared in accordance with GAAP.

Webcast Information

The Company will discuss its fourth quarter and full year 2024 results and its outlook for business trends during a webcast on January 31, 2025, at 8:00 a.m. Eastern Time. A live audio webcast and presentation will be available on the Investors section of the Company’s website, ir.revvity.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "estimates," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and divestitures, license technologies, or to successfully integrate acquired businesses or licensed technologies into our existing businesses or to make them profitable; (5) our ability to compete effectively; (6) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (7) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (8) disruptions in the supply of raw materials and supplies; (9) our ability to retain key personnel; (10) significant disruption in our information technology systems, or cybercrime; (11) our ability to realize the full value of our intangible assets; (12) our failure to adequately protect our intellectual property; (13) the loss of any of our licenses or licensed rights; (14) the manufacture and sale of products exposing us to product liability claims; (15) our failure to maintain compliance with applicable government regulations; (16) our failure to comply with data privacy and information security laws and regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) our ability to obtain future financing; (21) restrictions in our credit agreements; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About Revvity

At Revvity, “impossible” is inspiration, and “can’t be done” is a call to action. Revvity provides health science solutions, technologies, expertise and services that deliver complete workflows from discovery to development, and diagnosis to cure. Revvity is revolutionizing what’s possible in healthcare, with specialized focus areas in translational multi-omics technologies, biomarker identification, imaging, prediction, screening, detection and diagnosis, informatics and more.

With 2024 revenue of more than $2.7 billion and approximately 11,000 employees, Revvity serves customers across pharmaceutical and biotech, diagnostic labs, academia and governments. It is part of the S&P 500 index and has customers in more than 160 countries.

Stay updated by following our Newsroom, LinkedIn, X, YouTube, Facebook and Instagram.

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Revenue	$729,372	$695,901	$2,755,026	$2,750,571

Cost of revenue	317,082	312,423	1,217,367	1,210,880
Selling, general and administrative expenses	244,332	256,723	994,074	1,022,551
Research and development expenses	49,208	49,596	196,844	216,578

Operating income from continuing operations	118,750	77,159	346,741	300,562

Interest income	(9,828)	(18,363)	(73,190)	(72,131)
Interest expense	22,781	24,582	96,278	98,813
Change in fair value of financial securities	6,017	21,079	(7,958)	33,921
Other expense, net	5,222	18,482	15,485	56,983

Income from continuing operations, before income taxes	94,558	31,379	316,126	182,976

Provision for (benefit from) income taxes	6,175	(32,188)	33,055	3,473

Income from continuing operations	88,383	63,567	283,071	179,503

Income (loss) from discontinued operations	6,262	14,996	(12,686)	513,591

Net income	$94,645	$78,563	$270,385	$693,094

Diluted earnings per share:
Income from continuing operations	$0.73	$0.52	$2.30	$1.44

Income (loss) from discontinued operations	0.05	0.12	(0.10)	4.11

Net income	$0.78	$0.64	$2.20	$5.55

Weighted average diluted shares of common stock outstanding	121,581	123,412	122,822	124,812

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional supplemental information(1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.73	$0.52	$2.30	$1.44
Amortization of intangible assets	0.72	0.73	2.93	2.93
Debt extinguishment costs	-	(0.00)	-	(0.03)
Purchase accounting adjustments	(0.06)	0.02	(0.00)	0.05
Acquisition and divestiture-related costs	0.03	0.08	0.16	0.71
Change in fair value of financial securities	0.05	0.17	(0.06)	0.27
Asset impairment	0.19	-	0.19	-
Significant litigation matters and settlements	0.01	0.00	0.06	0.00
Significant environmental matters	-	0.01	-	0.02
Mark to market on postretirement benefits	0.01	0.08	0.01	0.08
Restructuring and other, net	(0.04)	0.09	0.14	0.21
Tax on above items	(0.21)	(0.29)	(0.83)	(1.02)
Significant tax items	-	(0.14)	-	(0.01)
Adjusted EPS from continuing operations	$1.42	$1.25	$4.90	$4.65

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

	Three Months Ended		Twelve Months Ended
(In thousands, except percentages)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Adjusted revenue and operating income

Reported revenue	$729,372	$695,901	$2,755,026	$2,750,571
Revenue purchase accounting adjustments	208	209	829	827
Adjusted revenue	$729,580	$696,110	$2,755,855	$2,751,398

Reported operating income from continuing operations	$118,750	$77,159	$346,741	$300,562
OP%	16.3%	11.1%	12.6%	10.9%
Amortization of intangible assets	87,876	89,624	359,376	365,113
Purchase accounting adjustments	(7,427)	2,899	(79)	5,956
Acquisition and divestiture-related costs	3,264	10,079	25,379	69,159
Asset impairment	22,814	—	22,814	—
Significant litigation matters and settlements	689	12	7,775	12
Significant environmental matters	—	1,325	—	2,457
Restructuring and other, net	(4,665)	10,665	17,454	26,601
Adjusted operating income	$221,301	$191,763	$779,460	$769,860
OP%	30.3%	27.5%	28.3%	28.0%

Segment revenue and segment operating income

Life Sciences	$336,340	$319,691	$1,254,145	$1,292,340
Diagnostics	393,240	376,419	1,501,710	1,459,058
Revenue purchase accounting adjustments	(208)	(209)	(829)	(827)
Reported revenue	$729,372	$695,901	$2,755,026	$2,750,571

Life Sciences	$130,916	$117,939	$448,021	$489,349
	38.9%	36.9%	35.7%	37.9%
Diagnostics	98,414	79,514	373,193	320,928
	25.0%	21.1%	24.9%	22.0%
Corporate	(8,029)	(5,690)	(41,754)	(40,417)
Subtotal reportable segments operating income	221,301	191,763	779,460	769,860

Amortization of intangible assets	(87,876)	(89,624)	(359,376)	(365,113)
Purchase accounting adjustments	7,427	(2,899)	79	(5,956)
Acquisition and divestiture-related costs	(3,264)	(10,079)	(25,379)	(69,159)
Asset impairment	(22,814)	—	(22,814)	—
Significant litigation matters and settlements	(689)	(12)	(7,775)	(12)
Significant environmental matters	—	(1,325)	—	(2,457)
Restructuring and other, net	4,665	(10,665)	(17,454)	(26,601)
Reported operating income from continuing operations	$118,750	$77,159	$346,741	$300,562

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	December 29, 2024	December 31, 2023

Current assets:
Cash and cash equivalents	$1,163,396	$913,163
Marketable securities	—	689,916
Accounts receivable, net	632,400	632,811
Inventories, net	367,587	428,062
Other current assets	186,225	337,139
Total current assets	2,349,608	3,001,091

Property, plant and equipment, net	482,217	509,654
Operating lease right-of-use assets, net	167,716	155,083
Intangible assets, net	2,640,921	3,022,321
Goodwill	6,463,619	6,533,550
Other assets, net	288,397	342,966
Total assets	$12,392,478	$13,564,665

Current liabilities:
Current portion of long-term debt	$242	$721,872
Accounts payable	167,463	204,121
Accrued expenses and other current liabilities	485,395	524,470
Total current liabilities	653,100	1,450,463

Long-term debt	3,150,476	3,177,770
Long-term liabilities	770,523	930,946
Operating lease liabilities	151,505	132,747
Total liabilities	4,725,604	5,691,926

Total stockholders' equity	7,666,874	7,872,739
Total liabilities and stockholders' equity	$12,392,478	$13,564,665

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Twelve Months Ended
(In thousands)	December 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

Operating activities:
Net income	$94,645	$78,563	$270,385	$693,094
(Income) loss from discontinued operations, net of income taxes	(6,262)	(14,996)	12,686	(513,591)
Income from continuing operations	88,383	63,567	283,071	179,503
Adjustments to reconcile income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	5,053	7,181	37,809	41,410
Restructuring and other, net	(4,665)	10,665	17,454	26,601
Depreciation and amortization	105,033	105,568	427,849	431,769
Pension and other postretirement expenses	9,381	23,089	9,381	23,089
Change in fair value of contingent consideration	(7,875)	2,450	(1,869)	4,168
Deferred taxes	(102,232)	(123,664)	(102,232)	(123,664)
Contingencies and non-cash tax matters	(8,073)	26,183	(8,073)	26,183
Amortization of deferred debt financing costs and accretion of discounts	1,022	1,549	6,073	7,349
Change in fair value of financial securities	6,017	21,079	(7,958)	33,921
Debt extinguishment gain	—	(263)	—	(3,685)
Unrealized foreign exchange loss (gain)	4	410	(1,059)	24,089
Asset impairment	22,814	—	22,814	—
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	(49,260)	21,916	(15,969)	(8,997)
Inventories, net	18,269	20,725	45,086	(14,109)
Accounts payable	(1,243)	8,968	(26,025)	(76,426)
Accrued expenses and other	92,839	31,181	(21,397)	(291,814)
Net cash provided by operating activities of continuing operations	175,467	220,604	664,955	279,387
Net cash used in operating activities of discontinued operations	(1,237)	(23,991)	(36,656)	(188,115)
Net cash provided by operating activities	174,230	196,613	628,299	91,272

Investing activities:
Capital expenditures	(24,454)	(24,116)	(86,648)	(81,368)
Purchases of investments and notes receivables	(2,250)	(300)	(6,587)	(6,300)
Proceeds from investments and notes receivables	—	—	2,500	—
Purchases of U.S. Treasury Securities	—	(390,390)	—	(1,221,609)
Proceeds from U.S. Treasury Securities	—	—	710,000	550,000
Proceeds from disposition of businesses and assets	—	—	—	153
Cash paid for acquisitions, net of cash acquired	—	—	—	(2,086)
Net cash (used in) provided by investing activities of continuing operations	(26,704)	(414,806)	619,265	(761,210)
Net cash provided by investing activities of discontinued operations	9,375	—	156,897	2,074,734

Net cash (used in) provided by investing activities	(17,329)	(414,806)		776,162	1,313,524

Financing Activities:
Payments of debt financing costs	—	—		—	(15)
Payments of senior unsecured notes	—	(5,835)		(711,479)	(523,808)
Net (payments) proceeds on other credit facilities	(822)	(895)		(11,593)	6,323
Payments for acquisition-related contingent consideration	—	—		(8,832)	(10,117)
Proceeds from issuance of common stock under stock plans	1,528	623		7,701	4,344
Purchases of common stock	(185,157)	(4,868)		(369,578)	(388,882)
Dividends paid	(8,539)	(8,639)		(34,454)	(34,966)
Net cash used in financing activities of continuing operations	(192,990)	(19,614)		(1,128,235)	(947,121)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(30,267)	14,222		(26,147)	(14,048)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(66,356)	(223,585)		250,079	443,627
Cash, cash equivalents, and restricted cash at beginning of period	1,230,808	1,137,958		914,373	470,746
Cash, cash equivalents, and restricted cash at end of period	$1,164,452	$914,373	$914,373	$1,164,452	$914,373

Supplemental disclosure of cash flow information:
Reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total shown in the consolidated statements of cash flows:
Cash and cash equivalents	$1,163,396	$913,163		$1,163,396	$913,163
Restricted cash included in other current assets	1,056	1,210		1,056	1,210
Total cash, cash equivalents and restricted cash	$1,164,452	$914,373		$1,164,452	$914,373

PREPARED IN ACCORDANCE WITH GAAP

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Three Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	5%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	6%

Life Sciences
Three Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	5%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	5%

Diagnostics
Three Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	4%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	6%

(1) amounts may not sum due to rounding

Revvity, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

Continuing Operations
Twelve Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	0%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	1%

Life Sciences
Twelve Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	-3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	-3%

Diagnostics
Twelve Months Ended
December 29, 2024
Organic revenue growth:
Reported revenue growth from continuing operations	3%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth from continuing operations	4%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.
We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” or "organic growth" to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.
We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets and inventory fair value adjustments related to business acquisitions, asset impairments, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.
We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, asset impairments, significant environmental charges, and restructuring and other charges. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.
We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets and purchase accounting adjustments. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.
We use the term “adjusted net interest and other expense” to refer to GAAP net interest and other expense, excluding adjustments for mark-to-market accounting on post-retirement benefits, changes in foreign exchange and interest associated with acquisitions and divestitures, changes in the value of financial securities and debt extinguishment costs.
We use the term “adjusted operating income” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, asset impairments, and restructuring and other charges. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” and “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “free cash flow” to refer net cash provided by (used in) operating activities of continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”).

We use the term “adjusted net income,” to refer to GAAP income from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
We use the term “adjusted earnings per share from continuing operations”, “adjusted earnings per share,” “adjusted EPS," or "adjusted EPS from continuing operations" to refer to GAAP earnings per share from continuing operations, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, debt extinguishment costs, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and settlements, significant environmental charges, changes in the value of financial securities, disposition of businesses and assets, net, changes in foreign exchange and interest associated with acquisitions and divestitures, asset impairments and restructuring and other charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate this non-GAAP measure. We also adjust for any tax impact related to the above items and exclude the impact of significant tax events.
Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:
•Amortization of intangible assets—purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
•Debt extinguishment costs—we incur costs and income related to the extinguishment of debt; including make-whole payments to debt holders, accelerated amortization of debt fees and discounts, and expense or income from hedges to lock in make-whole payments. We exclude the impact of these items from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
•Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory, fixed assets and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
•Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, incentive awards, stock-based compensation, interest, foreign exchange gains and losses, integration expenses, rebranding expenses, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
•Asset impairments—we incur expense related to asset impairments. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Restructuring and other charges—restructuring and other charges consist of employee severance, other exit costs as well as the cost of terminating certain lease agreements or contracts as well as costs associated with relocating facilities. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
•Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
•Significant litigation matters and settlements—we incur expenses related to significant litigation matters, including the costs to settle or resolve various claims and legal proceedings. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Significant environmental charges—we incur expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
•Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
•Impact of foreign currency changes on the current period—we exclude the impact of foreign currency associated with acquisitions and divestitures from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.
•Impact of significant tax events—we exclude the impact of significant tax events. Management does not believe the impact of significant tax events accurately reflects the performance of our ongoing operations for the periods in which the impact of such events was recorded.
•Changes in value of financial securities—we exclude the impact of changes in the value of financial securities. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.

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The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, debt extinguishment costs, other costs related to business acquisitions and divestitures, significant litigation matters and settlements, significant environmental charges, changes in the fair value of financial securities, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and other charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Investor Relations:
Steve Willoughby
steve.willoughby@revvity.com

Media Relations:
Chet Murray
(781) 462-5126
chet.murray@revvity.com